UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 27, 2019
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Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	1-36246 (Commission File Number)	98-1253716 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002 (Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 27, 2019, Civeo Corporation (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s common shares, no par value (the “Common Shares”), over a prior 30 consecutive trading day period was below $1.00 per share, which is the minimum average closing price required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual.
In general, a listed company has a period of six months following the receipt of the notice to regain compliance. In order to regain compliance, on the last trading day in any calendar month during the cure period, the Common Shares must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 trading day period ending on the last trading day of such month. If shareholder approval is required, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above the level for at least the following 30 trading days. If the Company is unable to regain compliance, the NYSE will initiate procedures to suspend and delist the Common Shares.
As required by the NYSE, the Company has notified the NYSE of its intent to cure the listing standard deficiency and restore its compliance with the NYSE continued listing standards. If required to cure the deficiency and restore compliance, the Company’s Board of Directors intends to propose a reverse share split for shareholder approval at the Company’s annual meeting of shareholders currently scheduled for May 2020.
The notice has no immediate impact on the listing of the Common Shares, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other listing requirements of the NYSE. The Common Shares will continue to trade under the symbol “CVEO”, but will have an added designation of “.BC” to indicate the status of the Common Shares as “below compliance”.
If the Common Shares ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s Common Shares; (ii) reducing the number of investors willing to hold or acquire the Common Shares, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

Item 7.01 Regulation FD Disclosure.
On December 4, 2019, the Company issued a press release with respect to the receipt of the notice of noncompliance from the NYSE. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
The information contained in this Item 7.01 and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d)           Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 4, 2019, issued by Civeo Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civeo Corporation

Dated: December 4, 2019	By:	/s/ Carolyn J. Stone
	Name:	Carolyn J. Stone
	Title:	Senior Vice President, Chief Financial Officer and Treasurer